IEG Holdings Corporation Announces Declaration of Maiden Dividend and Q1 2017 Earnings Results

Las Vegas, Nevada – (May 3, 2017) – IEG Holdings Corporation (OTCQB: IEGH) announced today the declaration of its maiden cash dividend of $0.005 per common share for the first quarter of 2017. The dividend is payable on August 21, 2017 to stockholders of record at the close of business on Monday, June 5, 2017. IEG Holdings expects to pay ongoing quarterly dividends.

Paul Mathieson, IEG Holdings’ Chairman and Chief Executive Officer, said, “I am pleased to announce the declaration of IEG Holdings’ first ever dividend to common shareholders and our expectation of paying ongoing quarterly dividends. We have now completed our substantial operational cost cuts and we look forward to a bright future for IEG Holdings and the Mr. Amazing Loans business.”

IEG Holdings’ Q1 net loss declined 47.5% (or $454,684) to $501,995 in 2017 compared to $956,679 in 2016. Revenue decreased 11.0% (or $57,589) to $467,383 in Q1 2017 from $524,972 in Q1 2016 as the Company consolidated its financial position and focused on implementing substantial cost cuts and completing the OneMain Holdings Inc. (“OneMain”) tender offer. As previously reported, IEG Holdings announced a tender offer to exchange 20 shares of IEG Holdings common stock for each share of OneMain common stock, up to an aggregate of 6,747,723 shares of OneMain’s common stock. The tender offer is scheduled to expire at 5 p.m., Eastern time, on May 5, 2017, unless extended.

The Company significantly reduced its core operating expenses in Q1 2017. In addition, cash at bank increased in Q1 2017, resulting from substantial positive net cash flows from investing activities. At March 31, 2017, we had cash on hand of $446,632, which when added to budgeted cash inflows from loans receivable repaid and budgeted cash inflows from revenues, is sufficient to meet our operating needs for the next 12 months.

Since January 2016, cumulative loan volume has increased by 29.7% from $10,989,023 to $14,249,023 as of March 31, 2017. Please visit http://ir.investmentevolution.com/financial-results for a copy of IEG Holdings’ quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017, as filed with the Securities and Exchange Commission.

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Additional Information

This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. IEG Holdings has filed with the SEC a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO, each as amended, containing a letter of transmittal and other documents relating to the tender offer. IEG Holdings will mail these documents without charge to OneMain common stockholders. Investors and stockholders should read those filings carefully as they contain important information about the tender offer. These documents, as well as IEG Holdings’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at IEG Holdings’ website at www.investmentevolution.com. The information contained on the SEC’s and IEG Holdings’ websites is not incorporated by reference in this press release and should be considered to be a part of this press release. The letter of transmittal and related materials may also be obtained without charge by contacting Georgeson LLC, the information agent for the offer, at IEGH@georgeson.com or (800) 279-6913 (toll-free).

About IEG Holdings Corporation

IEG Holdings Corporation provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 19 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states in 2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Paul Mathieson – IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626